SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 9, 2011

Integrated Electrical Services, Inc.
(Exact name of registrant as specified in Charter)

Delaware	001-13783	76-0542208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4801 Woodway Drive
Suite 200-E
Houston, Texas  77056
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (713) 860-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]	Pre-Commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    On June 9, 2011, Integrated Electrical Services, Inc. (the “Company”) announced that the Company has mutually agreed with Michael J. Caliel, Chief Executive Officer and President of the Company, that Mr. Caliel's employment with the Company will terminate, effective June 30, 2011.  Mr. Caliel will also cease to serve as a Director of the Company, effective June 30, 2011.

    On June 9, 2011, the Company also announced the appointment of James M. Lindstrom as Interim Chief Executive Officer and President of the Company, effective June 30, 2011.  Mr. Lindstrom, age 38, has been a director of the Company since 2010 and was elected Chairman of the Board in February 2011.  Mr. Lindstrom has been employed by Tontine Associates, LLC, a private investment fund, since February 2006.  From 2003 to January 2006, Mr. Lindstrom was Chief Financial Officer of Centrue Financial Corporation, a regional financial services company. Previously, Mr. Lindstrom was a senior manager at ChiRex, Inc. and worked in private equity and investment banking. Mr. Lindstrom served as a director of Broadwind Energy, Inc. from October 2007 to May 2010.

    A press release announcing Mr. Caliel’s departure and Mr. Lindstrom’s appointment is furnished with this report as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press release dated June 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INTEGRATED ELECTRICAL SERVICES, INC.

Date: June 9, 2011	/s/ William L. Fiedler
William L. Fiedler
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated June 9, 2011.